Exhibit 10.2

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is entered into on February 4, 2024, by and between Slam Corp., a Cayman Islands exempted company (“SLAM”), Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), Lynk Global, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Investor,” and together with SLAM, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement, dated February 4, 2024, (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SLAM, Topco, the Company, Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), (iv) Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), and Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to which, among other things, (i) SLAM will merge with and into Merger Sub 1 and (ii) Merger Sub 2 will merge with and into the Company (all of the foregoing, the “Transaction”);

WHEREAS, in connection with the Transaction, holders of SLAM’s Class A ordinary shares, par value $0.0001 per share (the “SLAM Class A Shares”), have the right to redeem all or a portion of their SLAM Class A Shares as set forth in SLAM’s amended and restated memorandum and articles of association (the “SLAM Governing Documents”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, in the event that the Minimum Cash Condition is not met, the Investor has agreed, and the other Parties desire, that the Investor will offset redemptions of up to 2,500,000 SLAM Class A Shares through an investment by the Investor of up to an aggregate amount of $25,000,000 in Topco through the purchase by the Investor of up to 2,500,000 Topco Shares in the aggregate for a per share purchase price of $10.00 per share (the “Share Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SLAM acknowledges and agrees as follows:

1. Backstop Commitment. Subject to the terms and conditions of this Agreement, in order to satisfy the Minimum Cash Condition, the Investor hereby irrevocably agrees to acquire from Topco, and Topco hereby agrees to issue to the Investor, on the Closing Date following the First Effective Time and before the Second Effective Time, a number of Topco Shares equal to the number of SLAM Class A Shares redeemed by SLAM pursuant to the SLAM Shareholder Redemption, up to a maximum of 2,500,000 Topco Shares (the “Backstop Shares”), at the Share Purchase Price (the “Backstop Commitment”). For the avoidance of doubt, the Investor will not be obligated to make the Backstop Commitment if the Minimum Cash Condition is satisfied, and if the Minimum Cash Condition is not satisfied, the Backstop Commitment will consist only of an amount equal to the difference between (x) the Minimum Cash Condition and (y) the sum of the Private Placement Net Financing Amount and the Trust Amount, in no event will the Backstop Commitment exceed $25,000,000. The structure of the Backstop Commitment may be satisfied by the Investor, in its sole discretion, by substituting the issuance of the Backstop Shares for a purchase by the Investor of SLAM Class A Shares from redeeming SLAM shareholders.

2. Closing.

(a) If the Minimum Cash Condition is not otherwise satisfied, no later than two Business Days prior to the Closing, SLAM and Topco shall provide written notice (which may be via email) to the Company and the Investor (each, a “Closing Notice”), which Closing Notice shall contain the number of Backstop Shares (if any) to be purchased by the Investor (based on the aggregate number of SLAM Class A Shares redeemed in connection with the SLAM Shareholder Redemption) and SLAM’s wire instructions for an account established by SLAM for the purpose of collecting funds in connection with the purchase of the Backstop Shares hereunder.

(b) After receipt of the Closing Notice, on the Closing Date following the First Effective Time and before the Second Effective Time, subject to the terms and conditions set forth in this Agreement, (i) the Investor shall deliver to the account referenced above the purchase price for the Backstop Shares in an amount equal to the product of Aa) the number of Backstop Shares multiplied by (B) the Share Purchase Price (such amount, the “Purchase Price”), by wire transfer of immediately available funds and (ii) Topco shall deliver to the Investor the Backstop Shares pursuant to this Agreement, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in book-entry form.

3. SLAM Representations and Warranties. SLAM represents and warrants to each of TopCo, the Company and the Investor that:

(a) SLAM is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SLAM has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by SLAM and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a legal, valid and binding obligation of SLAM, enforceable against SLAM in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c) Assuming the accuracy of the representations and warranties of the other Parties set forth herein, the execution, delivery and performance of this Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SLAM or any of pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SLAM or is a party or by which SLAM is bound or to which any of the property or assets of SLAM is subject that would reasonably be expected to have a material adverse effect on the execution, delivery and performance of this Agreement (a “SLAM Material Adverse Effect”); (ii) result in any violation of the provisions of SLAM’s Governing Documents; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SLAM or any of its properties or assets that would reasonably be expected to have a SLAM Material Adverse Effect.

(d) A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by SLAM with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the Closing Date (the “SEC Reports”) is available to the Investor (including via the SEC’s EDGAR system). As of their respective filing dates, to the best of SLAM’s knowledge, all SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to the SEC Reports and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SLAM included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of SLAM as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). There are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 3(d).

(e) SLAM is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the performance of SLAM’s obligations pursuant to this Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the New York Stock Exchange (“NYSE”) or The Nasdaq Stock Market, as applicable, including with respect to obtaining approval of SLAM’s shareholders, as applicable, (iv) filings required to be made by SLAM in connection with the Transaction and (v) any consent, waiver, authorization, order, notice or registration the failure of which to obtain, give or make, as applicable, would not be reasonably be expected to have, individually or in the aggregate, a SLAM Material Adverse Effect.

(f) As of the date hereof, the authorized share capital of SLAM consists of 500,000,000 SLAM Class A Shares, 50,000,000 SLAM Class B Shares and 5,000,000 preference shares. As of the date hereof: (i) 9,077,959 SLAM Class A Shares and 14,375,000 SLAM Class B Shares are issued and outstanding; (ii) no preference shares are issued and outstanding; and (iii) 25,708,333 warrants (the “Warrants”), each exercisable to purchase one Class A Share at $11.50 per share, were issued and outstanding, including 14,375,000 Warrants issued to public shareholders in connection with SLAM’s initial public offering and 11,333,333 Warrants issued to the Sponsor in a private placement. No Warrants are exercisable on or prior to the Closing.

(g) SLAM is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a SLAM Material Adverse Effect. As of the date hereof, SLAM has not received any written communication from a governmental authority that alleges that SLAM is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a SLAM Material Adverse Effect.

(h) Except for such matters as (i) have been publicly disclosed or (ii) have not had and would not reasonably be expected to have a SLAM Material Adverse Effect, there is no (A) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of SLAM, threatened in writing against SLAM or (B) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against SLAM.

(i) SLAM has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which any of the other parties to this Agreement could become liable.

4. Topco Representations and Warranties. Topco represents and warrants to each of the Company, SLAM and the Investor that:

(a) Topco is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Topco has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) As of the Closing Date, the Backstop Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Backstop Shares will be validly issued, fully paid, free and clear of all liens or other encumbrances (other than those arising under Topco’s Governing Documents, applicable securities laws or any liens or encumbrances resulting from actions by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under Topco’s Governing Documents (as in effect at such time of issuance.

(c) This Agreement has been duly authorized, executed and delivered by Topco and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a legal, valid and binding obligation of Topco, enforceable against Topco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) Assuming the accuracy of the representations and warranties of the other Parties set forth herein, the execution, delivery and performance of this Agreement, including the issuance of the Backstop Shares pursuant to this Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Topco or any of pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Topco or is a party or by which Topco is bound or to which any of the property or assets of Topco is subject that would reasonably be expected to have a material adverse effect on the ability of Topco to consummate the issuance of the Backstop Shares or the validity of the Backstop Shares (a “Topco Material Adverse Effect”); (ii) result in any violation of the provisions of Topco’s Governing Documents; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Topco or any of its properties or assets that would reasonably be expected to have a Topco Material Adverse Effect.

(e) Topco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Agreement other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by NYSE or The Nasdaq Stock Market, as applicable, including with respect to obtaining approval of SLAM’s shareholders, as applicable, (iv) filings required to be made by SLAM in connection with the Transaction and (v) any consent, waiver, authorization, order, notice or registration the failure of which to obtain, give or make, as applicable, would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.

(f) As of the date hereof, the authorized share capital of Topco consists of 1,000 shares of common stock, all of which are issued and outstanding as of the date of this Agreement.

(g) Topco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Topco Material Adverse Effect. As of the date hereof, Topco has not received any written communication from a governmental authority that alleges that Topco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.

(h) None of Topco or any person acting on its behalf has offered or sold the Backstop Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and issuance of the Backstop Shares by Topco to the Investor.

(j) Topco has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which any of the other parties to this Agreement could become liable.

5. Company Representations and Warranties. The Company represents and warrants to SLAM, Topco and Investor that:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of SLAM, Topco and the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

6. Investor Representations and Warranties. The Investor represents and warrants to SLAM, TopCo and the Company that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring all of the Backstop Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Backstop Shares as a fiduciary or agent for one or more investment accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Backstop Shares for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction (and shall provide the requested information set forth on Schedule A). Accordingly, the Investor understands that the offering of the Backstop Shares meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J), or (y) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and the institutional customer exemption under FINRA Rule 2111(b). Investor is either (a) an entity not formed for the specific purpose of acquiring the Backstop Shares or (b) a wholly owned subsidiary of an entity not formed for the specific purpose of acquiring the Backstop Shares.

(b) The Investor acknowledges and agrees that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Backstop Shares have not been registered under the Securities Act and that Issuer is not required to register the Backstop Shares. The Investor acknowledges and agrees that the Backstop Shares may not be offered, resold, transferred or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof,

(ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Backstop Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Backstop Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. The Investor acknowledges and agrees that the Backstop Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) under the Securities Act will apply to the Backstop Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Backstop Shares.

(c) Assuming the accuracy of the representations and warranties of the other Parties set forth herein, the consummation of the transactions contemplated pursuant to this Agreement, including the Transaction, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor or any of its subsidiaries is a party or by which the Investor or any of its subsidiaries is bound or to which any of the property or assets of the Investor is subject that would reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Agreement (an “Investor Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Investor; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that would reasonably be expected to have an Investor Material Adverse Effect.

(d) The Investor acknowledges and agrees that the book-entry position representing the Backstop Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”

(e) The Investor acknowledges and agrees that the Investor is purchasing the Backstop Shares from Topco. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SLAM, Topco, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SLAM, Topco and the Company expressly set forth in Section 3, Section 4 and Section 5, respectively, of this Agreement.

(f) The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction and such information as the Investor deems necessary in order to make an investment decision with respect to the Backstop Shares, including, with respect to SLAM, Topco and the Company, such information regarding the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers from the Company directly and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. The Investor has conducted and completed its own independent due diligence with respect to the Transaction. Based on such information as Investor has deemed appropriate the Investor has independently made its own analysis and decision to enter into the Transaction. Except for the representations, warranties and agreements of SLAM, Topco and the Company expressly set forth in this Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Transaction, the Backstop Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters.

(g) The Investor became aware of this offering of the Backstop Shares solely by means of direct contact between the Investor and SLAM, the Company or a representative of SLAM or the Company, and the Backstop Shares were offered to the Investor solely by direct contact between the Investor and SLAM, the Company or a representative of SLAM or the Company. The Investor did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to the Investor, by any other means. The Investor acknowledges that the Backstop Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or the securities laws of any other applicable jurisdiction. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation concerning SLAM, the Company, the Transaction, the Business Combination Agreement, this Agreement or the transactions contemplated hereby or thereby, the Backstop Shares or the offer and sale of the Backstop Shares (including by SLAM, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of SLAM, Topco and the Company contained in Section 3, Section 4 and Section 5, respectively, of this Agreement, in making its investment or decision to invest in SLAM.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares, including those set forth in SLAM’s filings with the SEC, if any. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and, without limiting the representations and warranties of SLAM, Topco and the Company in Section 3, Section 4 and Section 5, respectively, the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that none of SLAM or the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.

(i) Investor has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares or an investment therein (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, and (iii) are suitable investment for it. The Investor is able to bear the economic risk of a total loss of the Investor’s investment in the Backstop Shares. The Investor acknowledges specifically that a possibility of total loss exists.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor, if not a natural person, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Agreement.

(l) The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not violate any provisions of the Investor’s organizational documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Agreement is genuine, and the signatory, if the Investor is a natural person, has legal competence and capacity to execute the same or, if the Investor is not a natural person, the signatory has been duly authorized to execute the same, and, assuming that this Agreement constitutes the valid and binding agreement of SLAM, Topco and the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor, if the Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is, or for the past five years has been, (i) a person, government, or governmental entity that is the target of economic or financial sanctions requirements, or trade embargoes imposed, administered, or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority (collectively, “Sanctions”), to the extent applicable, including (A) a person listed on any list of sanctioned persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority, to the extent applicable; (B) a person organized, incorporated, established, located, or resident in Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhzhia region of Ukraine, or any other country or territory embargoed or subject to comprehensive Sanctions; (C) any person directly or indirectly owned or controlled by any person or persons described in the foregoing clauses (A) and (B); (ii) a Designated National, as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (together with (i) and (ii), a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions, and that for the past five years, the Investor has been in compliance with applicable Sanctions and the BSA/PATRIOT Act, as applicable. The Investor further represents that it has no knowledge or reason to know that the funds held by the Investor and used to purchase the Backstop Shares were illegally derived or obtained, directly or indirectly, from a Prohibited Investor, in violation of Sanctions or the BSA/PATRIOT Act. The Investor further represents that for the past five years, the Investor has not (1) received written or other notice of any actual, alleged or apparent violation of applicable Sanctions or the BSA/PATRIOT Act, as applicable, (2) been a party to or the subject of any pending (or to the Investor’s knowledge, threatened) civil, criminal or administrative actions, suits, demands, investigations, proceedings, settlements or enforcement actions by or before any governmental authority relating to any actual, alleged or apparent violations of applicable Sanctions or the BSA/PATRIOT Act, as applicable, or (3) made any voluntary disclosure to any governmental authority with respect to any actual, alleged or apparent violation of applicable Sanctions of the BSA/PATRIOT Act, as applicable.

(n) The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(o) When required to deliver payment to Issuer pursuant to Section 2 above, the Investor will have sufficient funds to pay the Purchase Price and consummate the transactions contemplated pursuant to this Agreement.

(p) As of the date hereof, the Investor or any of its affiliates hold 14,375,000 Class B Shares of SLAM.

7. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms and (b) the mutual written agreement of each of the Parties hereto to terminate this Agreement; provided that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SLAM shall notify the Investor of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the termination of this Agreement in accordance with this Section 7, any monies paid by the Investor in connection herewith shall be promptly (and in any event within two business days after such termination) returned to the Investor.

8. Trust Account Waiver. The Investor acknowledges that SLAM is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SLAM and one or more businesses or assets. The Investor further acknowledges that, as described in SLAM’s final prospectus relating to its initial public offering (the “IPO Prospectus”) available at www.sec.gov, substantially all of SLAM’s assets consist of the cash proceeds of SLAM’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SLAM, its public shareholders and the underwriter(s) of SLAM’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SLAM to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of SLAM entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement; provided that nothing in this Section 8 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of SLAM Class A Shares acquired by any means other than pursuant to this Agreement.

9. Miscellaneous.

(a) This Agreement and any rights and obligations that may accrue to any Party hereunder (including the Backstop Shares acquired hereunder, if any) may not be transferred or assigned to any party, without the prior written consent of each of the other Parties hereto; provided that the Investor may, in its sole discretion, transfer or assign its rights and obligations hereunder to any party. If such transfer or assignment occurs prior to the Closing, such transferee or assignee, as applicable, shall execute a joinder to this Agreement or a separate backstop agreement in substantially the same form as this Agreement; provided that, in the case of any such transfer or assignment, the Investor shall remain bound by its obligations under this Agreement in the event that the transferee or assignee, as applicable, does not comply with any obligation to consummate the purchase of Backstop Shares contemplated hereby. Any purported transfer or assignment not in accordance with this Section 9(a) shall be void.

(b) This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the Parties. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(c) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successor and assigns.

(d) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(f) This Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf or by DocuSign or similar electronic signature) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(g) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(h) All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each Party in this Agreement shall survive the Closing until the expiration of any statute of limitations pursuant to applicable law or in accordance with their respective terms, if a shorter period.

(i) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10 OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(j).

(k) For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York City, United States are authorized or required by law to close. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(l) The Investor acknowledges that any restatement, revision or other modification of the SEC Reports in connection with the review or any agreements, orders, comments or other guidance from the staff of the SEC, whether made prior to or following the date of this Agreement, regarding the accounting policies of SLAM included in any SEC Report shall be deemed not material for purposes of this Agreement.

10. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

(i)	If to SLAM, to:

SLAM Corp.
55 Hudson Yards, 47th Floor, Suite C
New York, New York
Attention:	Ryan Bright
E-mail:	*****@slamcorp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Christian O. Nagler, P.C.
Jason Krause
E-mail:	*****@kirkland.com
*****@kirkland.com

(ii)	If to the Company, to:

Lynk Global, Inc. 510 North Washington Street
Falls Church, VA
Attention:	Charles Miller, CEO
Margo Deckard, COO
Email:	*****@lynk.world
*****@lynk.world

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Geoff Willard
Jocelyn M. Arel
Daniel J. Espinoza
E-mail:	*****@goodwinlaw.com
*****@goodwinlaw.com
*****@goodwinlaw.com

or to such other address or addresses for a Party as such Party may from time to time designate in writing by notice to the other Parties. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first set forth above.

INVESTOR:

ANTARA CAPITAL MASTER FUND, LP

By: Antara Capital Fund GP, LLC Its: General Partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Partner

SLAM:

SLAM CORP.

By:	/s/ Alexander Rodriguez
Name: Alexander Rodriguez
Title: Chief Executive Officer

TOPCO:

LYNK GLOBAL HOLDINGS, INC.

By:	/s/ Charles Miller
Name: Charles Miller
Title: President

COMPANY:

LYNK GLOBAL, INC.

By:	/s/ Charles Miller
Name: Charles Miller
Title: Chief Executive Officer

[Signature Page to Backstop Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

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